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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                              Address of                  Jurisdiction of      Percentage of
        Subsidiary Legal Name                 Subsidiary                   Incorporation         Ownership
        ---------------------                 ----------                   -------------         ---------
Entrust Technologies Limited            1000 Innovation Drive                 Ontario            99.999%
                                        Ottawa, Ontario, Canada
                                        K2K 3E7

Entrust (Europe) Limited                Apex Plaza B2                         England               100%
                                        Forbury Road
                                        Reading, Berkshire, UK
                                        FG1 1AX

r3 Security Engineering AG              c/o Praeger Dreifuss                  Switzerland           100%
                                        Muhlebachstrasse 6
                                        CH - 8008
                                        Zurich, Switzerland

Entrust GmbH                            Munich Airport Center                 Germany               100%
                                        Terminalstrasse Mitte 18
                                        Munich, Germany
                                        85356
Entrust Technologies (Switzerland)      c/o Praeger Dreifuss                  Switzerland           100%
GmbH                                    Muhlebachstrasse 6
                                        CH - 8008
                                        Zurich, Switzerland
entrust.net Inc.                        1000 Innovation Drive                 Ontario               100%
                                        Ottawa, Ontario, Canada
                                        K2K 3E7
Entrust Technologies L.L.C.             One Hanover Park                      Delaware              100%
                                        16633 Dallas Parkway
                                        Suite 800
                                        Addison, TX 75001
CygnaCom Solutions Inc.                 7927 Jones Branch Drive               Virginia              100%
                                        Suite 100 West
                                        McLean, VA 22101-3305
enCommerce, Inc.                        455 El Camino Real                    California            100%
                                        Santa Clara, California
                                        95050
Entrust  s.a.r.l.                       90, Aveue des Champs Elysees          France                100%

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
                                        Paris, France
                                        75008

enCommerce Limited                      Apex Plaza                            England               100%
                                        Forbury Road
                                        Reading, Berkshire
                                        UK RG1 1AX
enCommerce K.K.                         Ascend Jimbocho Building 3F           Japan                 100%
                                        23 Kanda Jimbocho 2-Chome
                                        Chiyoda, Tokyo, Japan
                                        102-0093
Entrust (China) Limited                 c/o Baker and McKenzie                Hong Kong             100%
                                        1401 Hutchison House
                                        10 Harcourt Road
                                        Hong Kong
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